For additional information, contact:

Kelly Blough	Colleen Nichols
SonicWALL, Inc. Investor Relations	SonicWALL, Inc. Media Relations
+ 1 (408) 962-6329	+1 (408) 962-6131
kblough@sonicwall.com	cnichols@sonicwall.com

SonicWALL Reports Second Quarter 2008 Financial Results

Company Reports Year-over-Year Revenue Growth of 19%

SUNNYVALE, Calif., July 29, 2008 - SonicWALL, Inc. (NASDAQ: SNWL), today reported performance in the quarter ended June 30, 2008, with revenue of $55.8 million, representing 19% growth over the second quarter of 2007. The Company shipped 46,000 revenue units in the quarter compared to 49,000 in the second quarter of 2007.  Cash flow from operations was $5.5 million.

Net income for the second quarter of 2008 calculated in accordance with U.S. generally-accepted accounting principles (GAAP) was $0.9 million, or $0.02 per diluted share.  In comparison, GAAP net earnings for the second quarter of 2007 were $3.6 million, or $0.05 per diluted share.

Non-GAAP net earnings for the second quarter of 2008 were $3.6 million or $0.06 per diluted share.  In comparison, non-GAAP net earnings for the second quarter of 2007 were $6.0 million, or $0.09 per diluted share.  Non-GAAP net income excludes amortization of purchased intangible assets, restructuring charges, and share-based compensation expense primarily associated with the expensing of stock options in accordance with Financial Accounting Standards No. 123R (FAS 123R).  An explanation of our use of non-GAAP measures is included in the section in this press release entitled "Use of Non-GAAP Financial Measures."

"In a challenging economic environment, SonicWALL demonstrated strong execution,” said Matt Medeiros, CEO of SonicWALL.  “The Company met revenue targets while making significant improvements in operating expense.  In addition, SonicWALL continues to deliver industry-leading enterprise security solutions that are already winning accolades from industry critics.”

Continued Share Repurchase

During the second quarter SonicWALL spent $46.1 million to repurchase 5.8 million shares of its common stock on the open market.  Through June 30, the Company had spent $199.2 million, against its current $200 million authorization, to repurchase a total of 25.8 million shares of stock.  As of the beginning of the third quarter, there was less than $1 million remaining under the current authorization.

Guidance for Q3 and FY 2008

SonicWALL expects third quarter 2008 revenue to be in the range of $53 million to $56 million.  The Company expects non-GAAP gross margin to be in the range of 71% to72% of revenue. SonicWALL expects earnings per share in the third quarter of 2008 to be in the range of $0.06 to $0.08 per diluted share on a non-GAAP basis.  On a GAAP basis, inclusive of a total of approximately $4.0 million, before taxes, in combined amortization of purchased intangibles assets, and share-based compensation expense, the Company expects earnings per share to be in the range of $0.01- $0.03.  Share-based compensation expense associated with the expensing of stock options is estimated to be approximately $3.0 million for the third quarter of 2008.

SonicWALL expects revenue for the full year 2008 to be in the range of $220-230 million.  The Company expects non-GAAP earnings per share for the full year 2008 to be in the range of $0.25 to $0.30.  On a GAAP basis, inclusive of a total of approximately $17.0 million, before taxes, in combined amortization of purchased intangibles assets, restructuring charges, and share-based compensation expense, the Company expects earnings per share for the full year 2008 to be in the range of $0.06- $0.10.  Share-based compensation expense associated with the expensing of stock options is estimated to be approximately $11.0 million for the full year 2008.

This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Conference Call

A conference call to discuss second quarter 2008 results will take place today, July 29, 2008, at 2:00 p.m. PT (5:00 p.m. ET).  SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call.  A web cast of the live call can be accessed at http://www.sonicwall.com/us/company/2518.html.  A replay of the call will be available beginning at approximately 5:00 p.m. PT (8:00 p.m. ET) today at the Company's website or by telephone until 5:00 p.m. PT on August 3 at 888-203-1112 (toll-free) or 719-457-0820 (International), passcode 5354377.

About SonicWALL, Inc.

Founded in 1991, SonicWALL, Inc. designs, develops and manufactures comprehensive network security, email security, secure remote access, and continuous data protection solutions. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of results of operations.  These non-GAAP results are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses.  The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL's operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting.  The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements.”  The forward-looking statements include without limitation statements regarding our expected revenue for the third quarter of 2008, gross margin on a non-GAAP basis for the third quarter of 2008, earnings per share on a GAAP and non-GAAP basis for the third quarter of 2008, share based compensation expense for the third quarter of 2008, and our ability to continue to deliver industry leading enterprise security solutions.   These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  Factors that could affect SonicWALL's actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward- looking statements, please see the "Risk Factors" described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2007 and our interim reports on Form 10-Q for quarterly periods thereafter.  All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

NOTE: SonicWALL is a registered trademark of SonicWALL, Inc.  Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

SonicWALL, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue:
Product	$23,810	$23,575	$47,550	$46,252
License and service	31,989	23,489	63,560	45,947
Total revenue	55,799	47,064	111,110	92,199
Cost of revenue:
Product	10,811	9,353	21,852	18,565
License and service	5,441	3,790	10,264	6,983
Amortization of purchased technology	754	409	1,508	818
Total cost of revenue	17,006	13,552	33,624	26,366
Gross profit	38,793	33,512	77,486	65,833
Operating expenses:
Research and development	11,414	9,077	22,957	18,093
Sales and marketing	21,756	17,205	44,482	34,524
General and administrative	5,032	4,750	10,177	10,035
Amortization of purchased intangible assets	274	55	567	110
Restructuring charges	(35)	-	1,770	-
Total operating expenses	38,441	31,087	79,953	62,762
Income (loss) from operations	352	2,425	(2,467)	3,071
Interest income and other expense, net	1,585	3,053	4,206	5,871
Income before income taxes	1,937	5,478	1,739	8,942
Provision for income taxes	(1,012)	(1,864)	(880)	(3,030)
Net income	$925	$3,614	$859	$5,912
Net income per share:
Basic	$0.02	$0.06	$0.01	$0.09
Diluted	$0.02	$0.05	$0.01	$0.09
Shares used in computing net income per share:
Basic	56,356	64,777	58,672	65,055
Diluted	58,605	67,258	61,129	67,535

SonicWALL, Inc.
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding Amortization of Purchased Intangible Assets
Restructuring Charges, Share-Based Compensation
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue:
Product	$23,810	$23,575	$47,550	$46,252
License and service	31,989	23,489	63,560	45,947
Total revenue	55,799	47,064	111,110	92,199
Cost of revenue:
Product	10,716	9,263	21,677	18,377
License and service	5,400	3,754	10,188	6,913
Total cost of revenue	16,116	13,017	31,865	25,290
Gross profit	39,683	34,047	79,245	66,909
Operating expenses:
Research and development	10,529	7,885	21,244	15,576
Sales and marketing	20,748	15,999	42,636	31,913
General and administrative	4,240	3,759	8,705	7,865
Total operating expenses	35,517	27,643	72,585	55,354
Income from operations	4,166	6,404	6,660	11,555
Interest income and other expense, net	1,585	3,053	4,206	5,871
Income before income taxes	5,751	9,457	10,866	17,426
Provision for income taxes	(2,128)	(3,499)	(4,020)	(6,448)
Non-GAAP net income	$3,623	$5,958	$6,846	$10,978
Non-GAAP net income per share:
Basic	$0.06	$0.09	$0.12	$0.17
Diluted	$0.06	$0.09	$0.11	$0.16
Shares used in computing net income per share:
Basic	56,356	64,777	58,672	65,055
Diluted	58,605	67,258	61,129	67,535

SonicWALL, Inc.
RECONCILIATION of GAAP to NON-GAAP NET INCOME
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Non-GAAP net income	$3,623	$5,958	$6,846	$10,978

Share-based compensation expense	(2,821)	(3,515)	(5,282)	(7,556)
Amortization of purchased intangible assets	(1,028)	(464)	(2,075)	(928)
Restructuring charges	35	-	(1,770)	-
Tax effect of adjustments	1,116	1,635	3,140	3,418
Net effect of pro forma adjustments	(2,698)	(2,344)	(5,987)	(5,066)

Net income	$925	$3,614	$859	$5,912

Diluted Non-GAAP net income per share	$0.06	$0.09	$0.11	$0.16
Diluted net income per share	$0.02	$0.05	$0.01	$0.09

SonicWALL, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	June 30,	December 31,
	2008	2007 (1)
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$39,602	$33,324
Short-term investments	66,577	195,647
Accounts receivable, net	23,850	26,255
Inventories	7,549	6,057
Deferred tax assets	11,113	11,107
Prepaid expenses and other current assets	14,544	9,447
Total current assets	163,235	281,837

Property and equipment, net	9,909	9,357
Goodwill	138,753	138,753
Long-term investments	55,325	-
Deferred tax assets, non-current	16,367	16,367
Purchased intangibles and other assets, net	19,378	26,321
Total assets	$402,967	$472,635

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$12,500	$10,875
Accrued payroll and related benefits	15,699	20,388
Other accrued liabilities	9,553	7,355
Deferred revenue	89,713	88,818
Total current liabilities	127,465	127,436

Deferred revenue, non current	16,040	12,419
Other accrued liabilities, non-current	-	5,076
Total liabilities	143,505	144,931

Shareholders' Equity:
Common stock, no par value	387,370	446,431
Accumulated other comprehensive loss, net	(2,642)	(2,284)
Accumulated deficit	(125,266)	(116,443)
Total shareholders' equity	259,462	327,704
Total liabilities and shareholders' equity	$402,967	$472,635

(1) December 31, 2007 balances have been derived from the audited financial statements as of the same date.

SonicWALL, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net cash provided by operating activities	$5,472	$17,219	$8,351	$29,445
Cash flows from investing activities:
Purchase of property and equipment	(1,135)	(2,095)	(2,818)	(3,264)
Change in restricted cash in escrow	(7)	100	1,382	372
Maturity and sale of short-term investments, net of purchases	30,249	13,991	73,387	10,001
Net cash provided by investing activities	29,107	11,996	71,951	7,109
Cash flows from financing activities:
Issuance of common stock under employee stock option and purchase plans	786	1,316	3,833	4,135
Repurchase of common stock	(46,099)	-	(78,646)	(9,712)
Excess tax benefits from share-based compensation	789	-	789	-
Net cash provided by (used in) financing activities	(44,524)	1,316	(74,024)	(5,577)
Net increase (decrease) in cash and cash equivalents	(9,945)	30,531	6,278	30,977
Cash and cash equivalents at beginning of period	49,547	26,373	33,324	25,927
Cash and cash equivalents at end of period	$39,602	$56,904	$39,602	$56,904